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                      REVLON CONSUMER PRODUCTS CORPORATION

                            9% Senior Notes Due 2006

                                      and

                       9% Senior Exchange Notes Due 2006

                                ---------------

                                   INDENTURE


                          Dated as of November 6, 1998

                                ---------------


                      U.S. BANK TRUST NATIONAL ASSOCIATION

                                                  Trustee


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                               TABLE OF CONTENTS

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                                                                                                          Page
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ARTICLE I  -   Definitions and Incorporation by Reference

                    SECTION 1.01.  Definitions............................................................  1
                    SECTION 1.02.  Other Definitions...................................................... 18
                    SECTION 1.03. Incorporation by Reference of Trust
                                          Indenture Act................................................... 18

                    SECTION 1.04.  Rules of Construction.................................................. 19

ARTICLE II  -  The Securities

                    SECTION 2.01.  Form and Dating........................................................ 20
                    SECTION 2.02.  Execution and Authentication........................................... 21
                    SECTION 2.03.  Registrar and Paying Agent............................................. 22
                    SECTION 2.04.  Paying Agent To Hold Money in Trust.................................... 22
                    SECTION 2.05.  Securityholder Lists................................................... 23
                    SECTION 2.06.  Transfer and Exchange.................................................. 23
                    SECTION 2.08.  Outstanding Securities................................................. 24
                    SECTION 2.09.  Temporary Securities................................................... 24
                    SECTION 2.10  Cancellation............................................................ 24
                    SECTION 2.11.  CUSIP Numbers.......................................................... 25
                    SECTION 2.12.  Book-Entry Provisions for U.S. Global
                                           Note........................................................... 25
                    SECTION 2.13.  Special Transfer Provisions............................................ 26
                    SECTION 2.14.  Defaulted Interest..................................................... 31

ARTICLE III -  Redemption

                    SECTION 3.01.  Notices to Trustee..................................................... 31
                    SECTION 3.02.  Selection of Securities To Be Redeemed................................. 32
                    SECTION 3.03.  Notice of Redemption................................................... 32
                    SECTION 3.04.  Effect of Notice of Redemption......................................... 33
                    SECTION 3.05.  Deposit of Redemption Price............................................ 33
                    SECTION 3.06.  Securities Redeemed in Part............................................ 33

ARTICLE IV - Covenants

                    SECTION 4.01.  Payment of Securities.................................................. 33
                    SECTION 4.02.  SEC Reports............................................................ 34
                    SECTION 4.03.  Limitation on Debt..................................................... 34


                                       i


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                    SECTION 4.04.  Limitation on Liens.................................................... 36
                    SECTION 4.05.  Limitation on Restricted Payments...................................... 39
                    SECTION 4.06.  Limitation on Restrictions on Distributions
                                          from Subsidiaries............................................... 43
                    SECTION 4.07.  Limitation on Sales of Assets and Subsidiary
                                           Stock.......................................................... 44
                    SECTION 4.08.  Limitation on Transactions with Affiliates............................. 49
                    SECTION 4.09.  Change of Control...................................................... 51
                    SECTION 4.10.  Compliance Certificate................................................. 52
                    SECTION 4.11.  Further Instruments and Acts........................................... 52

ARTICLE V -   Successor Company

                    SECTION 5.01.  When Company May Merge or Transfer
                                           Assets......................................................... 53

ARTICLE VI -  Defaults and Remedies

                    SECTION 6.01.  Events of Default...................................................... 54
                    SECTION 6.02.  Acceleration........................................................... 56
                    SECTION 6.03.  Other Remedies......................................................... 56
                    SECTION 6.04.  Waiver of Past Defaults................................................ 56
                    SECTION 6.05.  Control by Majority.................................................... 56
                    SECTION 6.06.  Limitation on Suits.................................................... 57
                    SECTION 6.07.  Rights of Holders To Receive Payment................................... 57
                    SECTION 6.08.  Collection Suit by Trustee............................................. 57
                    SECTION 6.09.  Trustee May File Proofs of Claim....................................... 58
                    SECTION 6.10.  Priorities............................................................. 58
                    SECTION 6.11.  Undertaking for Costs.................................................. 58
                    SECTION 6.12.  Waiver of Stay or Extension Laws....................................... 58

ARTICLE VII -  Trustee

                    SECTION 7.01.  Duties of Trustee...................................................... 59
                    SECTION 7.02.  Rights of Trustee...................................................... 60
                    SECTION 7.03.  Individual Rights of Trustee........................................... 61
                    SECTION 7.04.  Trustee's Disclaimer................................................... 61
                    SECTION 7.05.  Notice of Defaults..................................................... 61
                    SECTION 7.06.  Reports by Trustee to Holders.......................................... 61
                    SECTION 7.07.  Compensation and Indemnity............................................. 62
                    SECTION 7.08.  Replacement of Trustee................................................. 62
                    SECTION 7.09.  Successor Trustee by Merger............................................ 63
                    SECTION 7.10.  Eligibility; Disqualification.......................................... 64







                                       ii


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                                                                                                          ----
                    SECTION 7.11.  Preferential Collection of Claims Against
                                          Company......................................................... 64

ARTICLE VIII -  Discharge of Indenture; Defeasance

                    SECTION 8.01.  Discharge of Liability on Securities;
                                          Defeasance...................................................... 64
                    SECTION 8.02.  Conditions to Defeasance............................................... 65
                    SECTION 8.03.  Application of Trust Money............................................. 66
                    SECTION 8.04.  Repayment to Company................................................... 66
                    SECTION 8.05.  Indemnity for Government Obligations................................... 67
                    SECTION 8.06.  Reinstatement.......................................................... 67

ARTICLE IX - Amendments

                    SECTION 9.01.  Without Consent of Holders............................................. 67
                    SECTION 9.02.  With Consent of Holders................................................ 68
                    SECTION 9.03.  Compliance with Trust Indenture Act.................................... 69
                    SECTION 9.04.  Revocation and Effect of Consents and
                                          Waivers......................................................... 69
                    SECTION 9.05.  Notation on or Exchange of Securities.................................. 69
                    SECTION 9.06.  Trustee To Sign Amendments............................................. 70
                    SECTION 9.07.  Payment for Consent.................................................... 70

ARTICLE X -  Miscellaneous

                    SECTION 10.01.  Trust Indenture Act Controls.......................................... 70
                    SECTION 10.02.  Notices............................................................... 70
                    SECTION 10.03.  Communication by Holders with Other
                                          Holders......................................................... 71
                    SECTION 10.04.  Certificate and Opinion as to Conditions
                                          Precedent....................................................... 71
                    SECTION 10.05.  Statements Required in Certificate or
                                          Opinion......................................................... 72
                    SECTION 10.06.  When Securities Disregarded........................................... 72
                    SECTION 10.07.  Rules by Trustee, Paying Agent and
                                          Registrar....................................................... 72
                    SECTION 10.08.  Legal Holidays........................................................ 72
                    SECTION 10.09.  Governing Law......................................................... 72
                    SECTION 10.10.  No Recourse Against Others............................................ 72
                    SECTION 10.11.  Successors............................................................ 73
                    SECTION 10.12.  Multiple Originals.................................................... 73
                    SECTION 10.13.  Table of Contents; Headings........................................... 73

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Exhibit A   -  Form of Initial Note
Exhibit B   -  Form of Exchange Note
Exhibit C   -  Form of Certificate to Be Delivered Upon Termination of
               Restricted Period
Exhibit D   -  Form of Certificate to Be Delivered in Connection with
               Transfers to Non-QIB Institutional Accredited Investors

Exhibit E   -  Form of Certificate to Be Delivered in Connection with
               Transfers Pursuant to Regulation S
Exhibit F   -  Form of Certificate to Be Delivered in Connection with
               Transfers Pursuant to Rule 144A
Schedule I  -  Permitted Transactions


                                       iv


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                           INDENTURE dated as of November 6, 1998, between
                           REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the then outstanding principal amount of such Security at such time and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Security at such time.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares and other than Capital Stock of a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of the Company to the Company or by the Company or a Subsidiary of the Company to a Wholly Owned Recourse Subsidiary, (ii) a disposition of property or assets by the Company or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by the Company or its Subsidiaries of obsolete assets in the ordinary course of business, (iv) a disposition subject to or permitted by Section 4.05, (v) an issuance of employee stock options and (vi) a disposition by the Company or its Subsidiaries in which the Company or its Subsidiaries receive as consideration Capital Stock of (or similar interests in) a Person engaged in, or assets




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                                                                              2

that will be used in, the businesses of the Company and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary of the Company that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company.

                  "Bank Debt" means any and all amounts payable by the Company or any of its Subsidiaries under or in respect of the Credit Agreement or any Refinancing thereof, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit the Company or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.03.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time),




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                                                                              3

         directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (i), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Revlon Consumer Products Corporation, a Delaware corporation, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Commencement Date" means February 2, 1998.

                  "Consolidated EBITDA Coverage Ratio" means, for any period, the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if the Company or any Subsidiary of the Company has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day




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                                                                              4

of such period, (2) if since the beginning of such period the Company or any Subsidiary of the Company shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary of the Company Refinanced or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (3) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense, net of any interest income, of the Company and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary) held by Persons other than the Company or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of the Company and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

                  "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such Person




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                                                                              5

and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders;
(vi) any net income or loss of any Non-Recourse Subsidiary, except that such Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distrib uted by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution; and (vii) the cumulative effect of a change in account ing principles; provided, however, that in using Consolidated Net Income for purposes of calculating the Consolidated EBITDA Coverage Ratio at any time, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

                  "Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 30, 1997 by and among the Company, The Chase Manhattan Bank, Citibank, N.A. and Lehman Commercial Paper Inc., as agents, and the Banks named therein, as the same may be amended or restated from time to time.

                  "Debt" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person;




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                                                                              6

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reim bursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of the Company, any Preferred Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and, thereafter, "Depository" shall mean or include such successor.

                  "EBITDA" means, for any period, the Consolidated Net Income of the Company for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period) and (vi) foreign currency gains or losses.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the 9% Senior Exchange Notes Due 2006 of the Company to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement or otherwise.

                  "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                  "Existing 8-1/8% Senior Securities" means the Company's 8-1/8% Senior Notes Due 1999 and any securities exchanged therefor.

                  "Existing 9-1/2% Senior Securities" means the Company's 9-1/2% Senior Notes Due 2006 and any securities exchanged therefor.

                  "Existing Senior Subordinated Securities" means the Company's 8-5/8% Senior Subordinated Notes Due 2008 and any securities exchanged therefor.

                  "Foreign Subsidiary" means any Subsidiary of the Company which (i) is organized under the laws of any jurisdiction outside of the United States, (ii) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (iii) has substantially all its operations outside of the United States, or (iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands.

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating the Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Commencement Date.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Cash Payment" means the $100 million received by the Company prior to February 15, 1993.

                  "Initial Notes" means the 9% Senior Notes Due 2006 of the Company issued pursuant to this Indenture on the Issue Date.

                  "Initial Purchasers" means Chase Securities Inc. and Credit Suisse First Boston Corporation.

                  "Investment" in any Person means any loan or advance to, any net payment on a Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" used as verb has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary" and "Restricted Payment" and for purposes of Section 4.05, (i) "Investment" shall include a designation after the Commencement Date of a Subsidiary of the Company as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company, and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by the Board of Directors, in excess of $10,000,000, such determination shall be confirmed by an independent appraiser.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person. The term "Issuance" or Issued" has a corresponding meaning.

                  "Issue Date" means the date of original issue of the Initial Notes.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state where the principal office of the Trustee is located.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Mafco Consolidated Group" means the "Affiliated Group" (within the meaning of Section 1504(a)(1) of the Code) of which Mafco Holdings is the common parent.

                  "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of the Company (other than a Wholly Owned Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus (B) the Company's percentage ownership in such Subsidiary.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitutes the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-Recourse Subsidiary" means a Subsidiary of the Company
(i) which has been designated as such by the Company, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as the Company and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company and delivered to the Trustee. One of the Officers signing an Officers' Certificate given pursuant to Section 4.10 shall be the principal executive, financial or accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or to its Parent or one of its Subsidiaries or the Trustee.)

                  "Parent" means Revlon, Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

                  "Pari Passu Debt" means the following obligations, whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

                  (i) all obligations consisting of the Bank Debt, the Securities, the Existing 8-1/8% Senior Securities and the Existing 9-1/2% Senior Securities;

                  (ii) all obligations consisting of the principal of and premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), and all fees, expenses and other amounts in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable;

                  (iii) all Capital Lease Obligations of the Company;

                  (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and
         (iii) or (C) Issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement;

                  (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and

                  (vi) all obligations consisting of Refinancings of any obligation described in clauses (i), (ii), (iii), (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities. However, Pari Passu Debt will not include (1) any obligation of the Company to any Subsidiary or any Permitted Affiliate Debt, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, Guarantee or obligation of the Company (including the Existing Senior Subordinated Securities) that is subordinate or junior in any respect to any other indebtedness, Guarantee or obligation of the Company or (5) that portion of any Debt which at the time of

Issuance is issued in violation of this Indenture; provided, however, that in the case of this clause (5), (A) any Debt Issued to any person who had no actual knowledge that the Issuance of such Debt was not permitted under this Indenture and who received on the date of Issuance thereof a certificate from an officer of the Company to the effect that the Issuance of such Debt would not violate this Indenture shall constitute Pari Passu Debt and (B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Pari Passu Debt provided that such Debt would normally be extinguished within three Business Days of Issuance.

                  "Permitted Affiliate" means any individual that is a director or officer of the Company, of Parent, of a Subsidiary of the Company or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of Mafco Holdings or any Person that controls Mafco Holdings.

                  "Permitted Affiliate Debt" means (i) Debt Issued to an Affiliate of the Company representing amounts owing by the Company pursuant to the Tax Sharing Agreement and (ii) Debt Issued to an Affiliate of the Company to the extent of cash actually received by the Company, which cash either is required to be advanced or contributed to the Company pursuant to the terms of the Credit Agreement or any Refinancing thereof or, if not advanced or contributed to the Company, would lead to a default under the Credit Agreement or any Refinancing thereof.

                  "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

                  "Permitted Transactions" means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the Company or an Affiliate of any such owner, on the other hand), existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in Schedule I to this Indenture and any amendments thereto which do not adversely affect the rights of the Holders and (ii) any Tax Sharing Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security as of any date means the principal of the Security as of such date.

                  "Private Exchange Notes" means the 9% Senior Private Exchange Notes due 2006 of the Company to be issued pursuant to this Indenture in connection with a Private Exchange Offer pursuant to the Registration Agreement.

                  "Private Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "Public Equity Offering" means an underwritten public offering of equity securities of the Company or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

                  "Put Amount" as of any date means, with respect to each $1,000 principal amount of Securities, 101% of the outstanding principal amount thereof as of the date of repurchase.

                  "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Costs" means, with respect to any Debt being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing.

                  "Registered Exchange Offer" means an offer by the Company, pursuant to the Registration Agreement or otherwise, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for Initial Notes, a like aggregate Principal amount of Exchange Notes registered under the Securities Act.

                  "Registration Agreement" means the Registration Agreement dated November 6, 1998, between the Company and the Initial Purchasers.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class of securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" has the meaning ascribed thereto in the Appendix.

                  "Significant Subsidiary" means (i) any Subsidiary (other than a Non- Recourse Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described under
Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Tax Sharing Agreement" means (i) that certain agreement dated June 24, 1992, as amended, among the Company, certain of its Subsidiaries, Revlon Holdings Inc., Revlon, Inc. and Mafco Holdings, and (ii) any other tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a nationally recognized broker-dealer,
(iv) invest ments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity of the Securities; provided, however, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly yields of United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Affiliate" means a Person (other than a Subsidiary of the Company) controlled (as defined in the definition of an "Affiliate") by the Company, in which no Affiliate of the Company (other than (x) a Wholly Owned Recourse Subsidiary of the Company, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Recourse Subsidiary" means a Subsidiary of the Company (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) the Company, (ii) the Company and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsidiaries.

                  SECTION 1.02.  Other Definitions.

                                                          DEFINED IN
                          TERM                             SECTION
                       -----------                        ----------
"Agent Members".......................................... 2.12(a)
"Bankruptcy Law"......................................... 6.01
"covenant defeasance option"............................. 8.01(b)
"CUSIP".................................................. 2.11
"Custodian".............................................. 6.01
"DTC".................................................... 4.1
"Event of Default"....................................... 6.01
"IAI Global Note"........................................ 2.01(b)
"IAIs"................................................... 2.01(b)
"legal defeasance option"................................ 8.01(b)
"Notice of Default"...................................... 6.01
"Offer".................................................. 4.07(b)
"Offer Amount"........................................... 4.07(c)(2)
"Offer Period"........................................... 4.07(c)(2)
"Offshore Notes Exchange Date"........................... 2.01(c)
"Outstanding"............................................ 2.08
"Paying Agent"........................................... 2.03
"Permanent Offshore Physical Notes"...................... 2.01(c)
"Physical Notes"......................................... 2.01(e)
"Purchase Date".......................................... 4.07(c)(1)
"QIB Global Note"........................................ 2.01(b)
"Registrar".............................................. 2.03
"Restricted Contribution"................................ 4.05(a)(3)(e)
"Restricted Period"...................................... 2.01(c)
"Restricted Payment"..................................... 4.05
"Temporary Offshore Physical Notes"...................... 2.01(c)
"U.S. Physical Notes".................................... 2.01(d)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated on such date prepared in accordance with GAAP and, unless redeemed or repurchased, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) whenever in this Indenture or the Securities it is provided that the Put Amount or the Principal with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.01. Form and Dating. (a) The Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Exchange Notes and the Private Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

                  (b) The Initial Notes offered and sold in reliance on Rule 144A to QIBs or on another exemption under the Securities Act to institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) ("IAIs") will be issued on the Issue Date in the form of two permanent global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A (each a "U.S. Global Note") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One U.S. Global Note (which may be represented by more than one certificate, if so required by the Depository's rules regarding the maximum principal amount to be represented by a single certificate) will represent Initial Notes sold to QIB's (the "QIB Global Note"), and the other will represent Initial Notes subsequently sold to IAIs (the "IAI Global Note"). The aggregate principal amount of each U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided. Transfers of Initial Notes from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global Notes, as more fully provided in Section 2.13.

                  (c) Initial Notes offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of temporary certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Notes"). The Temporary Offshore Physical Notes will be registered in the name of, and held by, a temporary certificate holder designated by Chase Securities Inc. until the later of the completion of the distribution of the Initial Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Notes (the "Offshore Notes Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Notes Exchange Date and, at any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit C, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Notes") in exchange for the Temporary Offshore Physical Notes of like tenor and amount.

                  (d) Initial Notes offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes").

                  (e) The Temporary Offshore Physical Notes, Permanent Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes".

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver (1) Initial Notes for original issue in an aggregate principal amount of $250,000,000 and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange Offer, respectively, pursuant to the Registration Agreement or otherwise in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and, if such order is being delivered other than on the Issue Date, whether the Securities are to be Exchange Notes or Private Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay any authenticating agent compensation for its services hereunder.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate comp ensation therefor pursuant to Section
7.07. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Reg istrar or co-registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in accordance with the provisions of this Article II. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code and this Article II are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  Any Holder of a U.S. Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall Issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

                   If a Security is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.12.  Book-Entry Provisions for U.S. Global Note.

                  (a) Each U.S. Global Note initially shall (i) be registered in the name of the Depository for such U.S. Global Note or the nominee of such Depository and (ii) be delivered to the Trustee as custodian for such Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the U.S. Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of a U.S. Global Note shall be limited to transfers of such U.S. Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Note may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.13. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S. Physical Notes in exchange for their beneficial interests in a U.S. Global Note upon written request in accordance with the Depository's and the Registrar's procedures. In addition, U.S. Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such U.S. Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Note Registrar an Officers' Certificate stating that such U.S. Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.

                  (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the Principal amount of such U.S. Global Note in an amount equal to the Principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire U.S. Global Note to beneficial owners pursuant to subsection (b) of this Section, such U.S. Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such U.S. Global Note, an equal aggregate Principal amount of U.S. Physical Notes of authorized denominations.

                  (e) Any U.S. Physical Note delivered in exchange for an interest in a U.S. Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.13, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Exhibit A.

                  (f) The registered holder of a U.S. Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 2.13. Special Transfer Provisions. Unless and until an Initial Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any IAI which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Initial
         Note if (x) the requested transfer is at least two years after the original issue date of the Initial

         Note or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit D.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes or an interest in the QIB Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the Principal amount of the IAI Global Note in an amount equal to (x) the Principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred or (y) the amount at maturity of the beneficial interest in the QIB Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the Principal amount of the QIB Global Note).

                  (iii) If the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the Principal amount of such U.S. Global Note in an amount equal to the Principal amount of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (iv) If the Initial Note to be transferred consists of U.S. Physical Notes and the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes, Permanent Offshore Physical Notes or an interest in the IAI Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes, Permanent Offshore Physical Notes or an interest in the IAI Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the Principal amount of the QIB Global Note in an amount equal to (x) the Principal amount of the U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note so transferred or (y) the amount at maturity of the beneficial interest in the IAI Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the Principal amount of the IAI Global Note).

                  (iii) If the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the Principal amount of such U.S. Global Note in an amount equal to the Principal amount of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (iv) If the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes and the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (c) Transfers by Non-U.S. Persons Prior to December 16, 1998. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person prior to December 16, 1998:

                  (i) The Registrar shall register the transfer of any Initial Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit E hereto or (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto. Unless clause (ii) below is applicable, the

         Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Note to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the Principal amount of the QIB Global Note in an amount equal to the Principal amount of the Temporary Offshore Physical Note to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Notes so transferred.

                  (d) Transfers by Non-U.S. Persons on or After December 16, 1998. The following provisions shall apply with respect to any transfer of an Initial Note by a Non-U.S. Person on or after December 16, 1998:

                  (i)(x) If the Initial Note to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer,
         (y) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Note to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the Principal amount of the QIB Global Note in an amount equal to the Principal amount of the Temporary Offshore Physical Note or of the Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Physical Note so transferred.

                  (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

                  (i) Prior to December 16, 1998, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Notes.

                  (ii) On and after December 16, 1998, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Note to be transferred is a Permanent Offshore Physical Note,
         (x) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in a U.S. Global Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and
         (y) instructions in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the Principal amount of such U.S. Global Note in an amount equal to the Principal amount of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (f)  Private Placement Legend.

                  (i) Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the paragraph of Section 2.01(c) (relating to Permanent Offshore Physical Notes) or paragraph (a)(i)(x),
(d)(i) or (e)(ii) of this Section 2.13 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (ii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of the Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Private Placement Legend on such Initial Notes or such Private Exchange Notes shall cease to apply and the requirements that any such Initial Notes or such Private Exchange Notes be issued in global form shall continue to apply.

                  (iii) Upon the consummation of a Private Exchange Offer with respect to the Initial Notes pursuant to which holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Private Placement Legend shall be available to holders that exchange such Initial Notes in such Private Exchange Offer.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section
2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities it shall notify the Trustee in writing of the redemption date, the Principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  In the case of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Any notice delivered pursuant to paragraph 5 of the Securities shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed either on a pro rata basis or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or por tions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal amount of Securities to be redeemed and if any Security is being redeemed in part, the portion of the Principal amount of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number (if any) printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the Principal amount of the portion of the Security so redeemed.

                                   ARTICLE IV

                                   Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due.

                  The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file or cause to be filed with the SEC and provide the Trustee and Securityholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with respect to the Company which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03.  Limitation on Debt.

                  (a) The Company shall not, and shall not permit any Subsidiary of the Company to, Issue, directly or indirectly, any Debt; provided, however, that the Company and its Subsidiaries shall be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.0 to 1.0.

                  (b) Notwithstanding the foregoing, the Company and its Subsidiaries may Issue the following Debt:

                           (1) Debt Issued pursuant to the Credit Agreement,
                  any Refinancing thereof, or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed $950 million outstanding at any one time;

                           (2) Debt (other than Debt described in clause (1)
                  above) Issued for working capital and general corporate purposes in an aggregate principal amount at the time of such Issue which, when taken together with the aggregate principal amount then outstanding of all other Debt Issued pursuant to this clause (2), shall not exceed the sum of (x) 50% of the book value of the inventory of the Company and its consolidated Subsidiaries and (y) 80% of the book value of the accounts receivable of the Company and its consolidated Subsidiaries, in each case as determined in accordance with GAAP;

                           (3) Debt (other than Debt described in clauses (1)
                  and (2) above) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150 million over
                  (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreement or any Refinancing thereof or any other credit agreement, indenture or other agreement pursuant to clause (1) above;

                           (4) Debt of the Company Issued to and held by a
                  Wholly Owned Recourse Subsidiary of the Company and Debt of a Subsidiary of the Company Issued to and held by the Company or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to the Company or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company or of such Debt by such Subsidiary;

                           (5) the Securities, the Existing 8-1/8% Senior
                  Securities, the Existing Senior Subordinated Securities and Debt Issued to Refinance any Debt permitted by this clause
                  (5); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof; provided further, however, that any Debt Issued pursuant to this clause (5) to Refinance the Existing Senior Subordinated Securities or any Refinancing thereof shall be subordinated to the Securities to at least the same extent as the Existing Senior Subordinated Securities are subordinated to the Securities;

                           (6) Debt (other than Debt described in clause (1),
                  (2), (3), (4) or (5) above or (11) below) of the Company or any of its Subsidiaries outstanding or committed on the Issue Date and Debt Issued to Refinance any Debt permitted by this clause (6) or by Section 4.03(a); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof; provided further, however, that no Debt may be Issued pursuant to this clause (6) for the purpose of Refinancing the Existing 9-1/2% Senior Securities;

                           (7) Debt Issued and arising out of purchase money
                  obligations for property acquired in an amount not to exceed, for the period through June 30, 1999, $30 million, plus for each period of twelve consecutive months ending on June 30 thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any such twelve month period and are not so utilized may be utilized during any succeeding period;

                           (8) Debt of a Subsidiary of the Company Issued and
                  outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company);

                           (9) Debt Issued to Refinance Debt referred to in the
                  foregoing clause (8) or this clause (9); provided, however, that the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

                           (10) Non-Recourse Debt of a Non-Recourse Subsidiary;
                  provided, however, that if any such Debt thereafter ceases to be Non- Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of this Section 4.03 to constitute the Issuance of such Debt by the issuer thereof;

                           (11) Permitted Affiliate Debt; and

                           (12) Debt (other than Debt described in clauses (1)
                  through (11) above and in Section 4.03(a)) in an aggregate principal amount outstanding at any time not to exceed $150 million.

                  (c) To the extent the Company or any Subsidiary of the Company Guarantees any Debt of the Company or a Subsidiary of the Company, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the Debt will be deemed to be outstanding. If the Company or a Subsidiary of the Company Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same indebtedness, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

                  SECTION 4.04. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary of the Company to, create or suffer to exist any Lien upon any of its property or assets (including Capital Stock or Debt of any Subsidiary of the Company) now owned or hereafter acquired by it, securing any obligation unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such obligation with a Lien on the same assets securing such obligation for so long as such obligation is secured by such Lien. The preceding sentence shall not require the Company or any Subsidiary of the Company to equally and ratably secure the Securities if the Lien consists of the following:

                  (1) Liens existing as of the Issue Date;

                  (2) any Lien arising by reason of (i) any judgment, decree or order of any court or arbitrator, so long as such judgment, decree or order is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (ii) taxes not delinquent or which are being contested in good faith, for which adequate reserves (as determined by the Company) have been established, (iii) security for payment of workers' compensation or other insurance, (iv) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (v) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business, (vi) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees, suppliers or similar Persons, incurred in the ordinary course of business for sums which are not delinquent for a period of more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (vii) security for surety, appeal, reclamation, performance or other similar bonds and (viii) security for Hedging Obligations;

                  (3) Liens to secure the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, assets (including Capital Stock) or property or business acquired or constructed after the Issue Date; provided, however, that (i) the Debt secured by such Liens shall have otherwise been permitted to be Issued under this Indenture and (ii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 180 days of the completion of construction or acquisition of such assets or property;

                  (4) Liens on the assets or property of a Subsidiary of the Company existing at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company; provided, however, that such Liens do not extend to or cover any other property or assets of the Company or any of its Subsidiaries;

                  (5) Liens (i) on any assets of the Company or any Subsidiary of the Company securing obligations in respect of any Debt permitted by Sec tion 4.03(b)(1) or 4.03(b)(12), (ii) on any assets of the Company or any Subsidiary of the Company securing obligations in respect of any Debt permitted by Section 4.03(b)(5) which is Issued to Refinance the Securities or any Refinancing thereof, and (iii) on the inventory or receivables of the Company or any Subsidiary of the Company securing obligations in respect of any Debt permitted by Section 4.03(b)(2);

                  (6) leases and subleases of real property by the Company and its Subsidiaries (in any such case, as lessor) which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

                  (7) Liens securing Debt which is Issued to Refinance Debt which has been secured by a Lien permitted under this Indenture and is permitted to be Refinanced under this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Debt so Refinanced, other than as otherwise permitted by this Section 4.04;

                  (8) easements, reservations, licenses, rights-of-way, zoning restrictions and covenants, conditions and restrictions and other similar encumbrances or title defects which, in the aggregate, do not materially detract from the use of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (9)  Liens on assets of a Non-Recourse Subsidiary;

                  (10) Liens on assets located outside the United States and Canada;

                  (11) Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them;

                  (12) other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Debt, including Liens arising in connection with reimbursement obligations not constituting Debt in favor of issuers of standby letters of credit for the account of the Company or a Subsidiary, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (13) Liens granted in the ordinary course of business of the Company or any of its Subsidiaries in favor of issuers of documentary or trade letters of credit for the account of the Company or such Subsidiary or bankers' acceptances, which Liens secure the reimbursement obligations of the Company or such Subsidiary on account of such letters of credit or bankers' acceptances; provided that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit or bankers' acceptances and (ii) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer in the ordinary course of business; and

                  (14) Liens securing Debt which, together with all other Debt secured by Liens (excluding Debt secured by Liens permitted by clauses
         (1) through (13) above) at the time of determination does not exceed $25 million.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary of the Company, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary of the Company and, if a Subsidiary of the Company is not wholly owned, to its other equity holders to the extent they are not Affiliates of the Company), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one year of the date of acquisition) or (iv) make any Investment in (A) an Affiliate of the Company other than a Subsidiary of the Company and other than an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment, or (B) a Non-Recourse Subsidiary (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment (the amount of any such Restricted Payment, if other than in cash, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors):

                  (1) a Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Company is not able to incur $1.00 of additional Debt in accordance with the provisions of Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments after the Commencement Date would exceed the sum of:

                           (a) 50% of the Consolidated Net Income of the
                  Company accrued during the period (treated as one accounting period) from

                  January 1, 1998, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (b) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Commencement Date (other than an Issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary for the benefit of their employees);

                           (c) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to January 1, 1998; provided, however, that if such employee stock ownership plan incurs any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

                           (d) the amount by which Debt of the Company is
                  reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Commencement Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                           (e) the aggregate net cash proceeds received by the
                  Company subsequent to the Commencement Date as capital contributions (which shall not be deemed to include any net cash proceeds received in connection with (i) the issuance of any Permitted Affiliate Debt, (ii) the Initial Cash Payment and (iii) any contribution designated at the time it is made as a restricted contribution (a "Restricted Contribution");

                           (f) to the extent that an Investment made by the
                  Company or a Subsidiary subsequent to the Commencement Date has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to the Company or a Subsidiary of such Investment to the extent not included in Consolidated Net Income of the Company; and

                           (g) $26 million.

                  Notwithstanding the foregoing, the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in this Section 4.05(a) or Section 4.05(b); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event.

                  (b)  Section 4.05(a) shall not prohibit the following:

                           (i) any purchase, repurchase, redemption, defeasance
                  or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent Issue or sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan) or of a cash capital contribution to the Company; provided, however, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from Section 4.05(a)(3)(b) and Section 4.05(a)(3)(c);

                           (ii) any purchase, repurchase, redemption,
                  defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                           (iii) any purchase, repurchase, redemption,
                  defeasance or other acquisition or retirement for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.07; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                           (iv) dividends paid within 60 days after the date of
                  declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with
                  Section 4.05(a); provided, however, that at the time of payment of such dividend or the making of such other Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

                           (v) dividends in an aggregate amount per annum not
                  to exceed 6% of the aggregate Net Cash Proceeds received by the Company in connection with all Public Equity Offerings occurring after February 15, 1993; provided, however, that such amount shall be included in the calculation of the amount of Restricted Payments;

                           (vi) so long as no Default has occurred and is
                  continuing or would result from such transaction, (x) amounts paid or property transferred pursuant to the Permitted Transactions and (y) dividends, distributions, redemptions of Capital Stock and other Restricted Payments in an aggregate amount not to exceed the sum of the Initial Cash Payment and all Restricted Contributions; provided, however, that in the case of clause (y), such dividends, distributions, redemptions of Capital Stock and other Restricted Payments are not prohibited by the Credit Agreement or any Refinancing thereof (whether pursuant to its terms or as a result of waiver, amendment, termination or otherwise); provided further, however, that such amounts paid, property transferred, dividends, distributions, redemptions and Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

                           (vii) so long as no Default has occurred and is
                  continuing or would result from such transaction, Restricted Payments in an aggregate amount not to exceed the sum of (x) $25 million and (y) $5 million per annum (net of any applicable cash exercise price actually received by the Company) made from time to time to finance the purchase by the Company or Parent of its common stock (for not more than fair market value) in connection with the delivery of such common stock to grantees under any stock option plan of the Company or Parent upon the exercise by such grantees of stock options or stock appreciation rights settled with common stock or upon the grant of shares of restricted common stock pursuant thereto; provided, however, that (A) amounts available pursuant to this clause (vii) to be utilized for Restricted Payments during any such year may be carried forward and utilized in any succeeding year and (B) no Restricted Payments shall be permitted pursuant to this clause unless, at the time of such purchase, the issuance by the Company or Parent of new shares of common stock to such optionee would cause more than 19.9% of the total voting power or more than 19.9% of the total value of the stock of the Company or Parent to be held by Persons other than members of the Mafco Consolidated Group (the term "stock" for purposes of this clause shall have the same meaning as such term has for purposes of Section 1504 of the Code); provided further, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

                           (viii) any purchase, repurchase, redemption,
                  defeasance or other acquisition by any Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary; provided, however, that the amount of such purchase, repurchase, redemption, defeasance or other acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                           (ix) any purchase of Existing Senior Subordinated
                  Securities pursuant to the "Change of Control" provisions thereof and any purchase of any other Subordinated Obligations pursuant to an option given to a holder of such Subordinated Obligation pursuant to a "Change of Control" covenant which is no more favorable to the holders of such Subordinated Obligations than the provisions of this Indenture relating to a Change of Control are to Holders as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution adopted by such Board of Directors; provided, however, that no such purchase shall be permitted prior to the time when the Company shall have purchased all Securities tendered for purchase by Holders electing to have their Securities purchased pursuant to Section 4.09; provided further, however, that such purchases shall be excluded from the calculation of Restricted Payments;

                               (x) so long as no Default shall have occurred
                  and be continuing, amounts paid to Parent, to the extent necessary to enable Parent to pay actual expenses, other than those paid to Affiliates of the Company, incidental to being a publicly reporting, but non-operating, company; provided, however, that such amounts paid shall be excluded in the calculation of the amount of Restricted Payments; or

                               (xi) any loan to a Permitted Affiliate entered
                  into in the ordinary course of business; provided, however, that such Permitted Affiliate holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company.

                  SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (2) any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting an Issuance of Bank Debt or a Refinancing of any other Debt Issued pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) above or this clause (3); provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to such Subsidiary contained in the agreements referred to in clause (1) or
         (2) above, as determined in good faith by the Board of Directors of the Company, the determination of which shall be evidenced by a resolution of such Board of Directors;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                  (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary (other than security agreements securing Debt of a Subsidiary Issued in connection with any agreement referred to in clause (1), (2) or (3) above) and restrictions contained in agreements relating to a disposition of property of a Subsidiary, to the extent such restrictions restrict the transfer of the property subject to such agreements;

                  (6) any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has Issued Debt consisting of working capital borrowings; and

                  (7) any encumbrance or restriction relating to a Non-Recourse Subsidiary.

                  SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock.

                  (a) The Company shall not, and shall not permit any Subsidiary of the Company (other than a Non-Recourse Subsidiary) to, make any Asset Disposition unless

                           (i) the Company or such Subsidiary receives
                  consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of the Company (including as to the value of all noncash consideration), of the Capital Stock and assets subject to such Asset Disposition;

                           (ii) at least 75% of the consideration consists of
                  cash, cash equivalents, readily marketable securities which the Company intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of the Company, liabilities of the Company or such Subsidiary); and

                           (iii) an amount equal to 100% of the Net Available
                  Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be):

                                    (A) first, to the extent the Company is
                           required by the terms of any Pari Passu Debt or Debt of a Subsidiary of the Company to prepay, repay or purchase Pari Passu Debt or Debt of a Wholly Owned Recourse Subsidiary or additionally, in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) in accordance with the terms of such Debt;

                                    (B) second, to the extent of the balance of
                           such Net Available Cash after application in accordance with clause (A), at the Company's election, to either (1) the optional prepayment, repayment or repurchase of Pari Passu Debt or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) which the Company is not required by the terms thereof to prepay, repay or repurchase (whether or not the related loan commitment is permanently reduced in connection therewith), or (2) the investment by the Company or any Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in assets to replace the assets that were the subject of such Asset Disposition or in assets that (as determined by the Board of

                           Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of the Company and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto, in all cases, within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and

                                    (C) third, to the extent of the balance of
                           such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Securities and other Pari Passu Debt designated by the Company pursuant to and subject to the conditions of Section 4.07(b);

provided, however, that in connection with an offer pursuant to clause (C) above, if the principal amount and premium of such Securities and such Pari Passu Debt, together with accrued and unpaid interest tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then the Company will accept for purchase the Securities and such Pari Passu Debt of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered.

                  Notwithstanding the foregoing provisions of this Section 4.07(a), the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.07(a) exceed $10 million. Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be (i) invested in Temporary Cash Investments or (ii) used to make an optional prepayment under any revolving credit facility constituting Pari Passu Debt or Debt of a Wholly Owned Recourse Subsidiary (or, additionally in the case of a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary), whether or not the related loan commitment is permanently reduced in connection therewith.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.07(a)(iii)(C), the Company will be required to pur chase Securities and other Pari Passu Debt designated by the Company tendered pursuant to an offer by the Company for the Securities and such Pari Passu Debt (the "Offer") at a purchase price of 100% of their principal amount, without premium, plus accrued interest to the Purchase Date (or in respect of other Pari Passu Debt such lesser price, if any, as may be provided for by the terms of such Pari Passu Debt) in accordance with the procedures (including prorationing in the event of over subscription) set forth in Section 4.07(c), provided that the procedures for making an offer to holders of other Pari Passu Debt will be as provided for by the terms of such

Pari Passu Debt. If (x) the aggregate purchase price of Securities and other Pari Passu Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Pari Passu Debt, (y) the Company shall not be obligated to make an offer pursuant to the last sentence of this paragraph, or (z) the Company shall be unable to purchase Securities from Holders thereof in an Offer because of the provisions of applicable law or of the Company's or its Subsidiaries' loan agreements, indentures or other contracts governing Debt or Debt of Subsidiaries (in which case the Company need not make an Offer) the Company shall apply the remaining Net Available Cash to (i) invest in assets to replace the assets that were the subject of the Asset Disposition or in assets that (as determined by the Board of Directors of the Company, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of the Company and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (ii) in the case of clause
(x) or (y) above, prepay, repay or repurchase Debt of the Company or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary which the Company or such Wholly Owned Recourse Subsidiary or Subsidiary is not required by the terms thereof to prepay, repay, repurchase or redeem (in each case other than Debt owed to the Company or an Affiliate of the Company), whether or not the related loan commitment is permanently reduced in connection therewith. the Company shall not be required to make an Offer for Securities and other Pari Passu Debt pursuant to this
Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) and clause (B) of Sec tion 4.07(a)(iii)) are less than $10 million for any particular Asset Disposition (which lesser amounts shall not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (1) Promptly, and in any event within five days after the last date by which the Company must have applied Net Available Cash pursuant to Section 4.07(a)(iii)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of Principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on

         Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2) below.

                           (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to
         (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Temporary Cash Investments the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and other Pari Passu Debt delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

                           (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate Principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose

         Securities are purchased only in part will be Issued new Securities equal in Principal amount to the unpurchased portion of the Securities surrendered.

                           (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.08. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Subsidiaries (other than a Non- Recourse Subsidiary) to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner unless:

                  (i) the terms of such business, transaction or series of transactions are (A) set forth in writing and (B) at least as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third Person and

                  (ii) to the extent that such business, transaction or series of transactions (other than Debt Issued by the Company which is permitted by Section 4.03) is known by the Board of Directors of the Company to involve an Affiliate of the Company or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then

                           (A) with respect to a transaction or series of
                  related transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions and

                           (B) with respect to a transaction or series of
                  related transactions, other than any Inventory Transaction, involving aggregate payments or other consideration in excess of $20.0 million (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Company having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized, investment banking firm to be fair, from a financial point of view, to the Company or such Subsidiary, as the case may be.

                  (b)  The provisions of Section 4.08(a) shall not prohibit:

                           (i) any Restricted Payment permitted to be paid pursuant to Section 4.05;

                           (ii) any transaction between the Company and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or
         (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

                           (iii) any transaction between Subsidiaries of the Company; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, a Wholly Owned Recourse Subsidiary of the Company, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or
         (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, any Wholly Owned Recourse Subsidiary of the Company or an Unrestricted Affiliate);

                           (iv) any transaction between the Company or a Subsidiary of the Company and its own employee stock ownership plan;

                           (v) any transaction with an officer or director of the Company, of Parent or of any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

                           (vi) any business or transaction with an Unrestricted Affiliate;

                           (vii) any transaction which is a Permitted
         Transaction; and

                           (viii) any transaction pursuant to which Mafco Holdings will provide to the Company and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

                  SECTION 4.09.  Change of Control.

                  (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase, in accordance with the terms contemplated in Section 4.09(b). Prior to the mailing of the notice to Holders provided for in Section 4.09(b) but in any event within 30 days following any Change of Control, the Company covenants to
(i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Securities as provided for in Section 4.09(b). The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 4.09.

                  (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                           (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to their Put Amount as of the date of repurchase plus accrued and unpaid interest to the date of repurchase;

                           (2) the circumstances and relevant facts regarding such Change of Control;

                           (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                           (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased.

                  (d) On the repurchase date, all Securities repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a Principal amount equal to the Principal amount of the Security surrendered less the portion of the Principal amount of the Security repurchased.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 and 4.09.

                  SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                               Successor Company

                  SECTION 5.01.  When Company May Merge or Transfer Assets.
(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to Section 4.03(a);

                  (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided that this Section 5.01 shall not prohibit a Wholly Owned Recourse Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company.

         (b) The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Company under this Indenture, and thereafter, except in the case of a lease, the predecessor Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

                                   ARTICLE VI

                             Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.09 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of the other agreements applicable to it in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of
                  its creditors; or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee, may declare the Principal of and accrued interest on all the Securities to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. However, the

Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in Principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense which might be incurred in compliance with such request or direction;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    Trustee

                  SECTION 7.01.  Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                       (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                       (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                       (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                       (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating in any way to the Trustee or its conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of each paragraph of this Section and Section 7.02 (unless expressly not applicable) to the provisions of the TIA.

                  SECTION 7.02.  Rights of Trustee.

                  (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the Securities or of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report shall cover the 12-month period ending each December 31 it shall be transmitted by the next succeeding each July 15. The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal amount of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not accept appointment or take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities;
Defeasance.

                  (a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon, if any (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknow ledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 5.01(ii), (iii) and (iv) and
the operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwith standing its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) or because of the failure of the Company to comply with Section 5.01(ii), (iii) and (iv).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obliga tions that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is quali fied as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and
(7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities not more than 60 days after such mailing and the provisions of
Section 3.01 with respect to such redemption shall have been complied with or
(y) the Stated Maturity of the Securities will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities or to secure the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to provide for issuance of the Exchange Notes and Private Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the interest rate and transfer restrictions contained in the Initial Notes will be modified or eliminated as appropriate), and which will be treated, together with any Outstanding Initial Notes, as a single issue of securities;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or to otherwise comply with the TIA;

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the Principal amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the Principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

                  (5) make any Security payable in money other than that stated in the

         Security; or

                  (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.

Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

                                   ARTICLE X

                                 Miscellaneous

                  SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                       if to the Company:

                       625 Madison Avenue
                       New York, New York 10022
                       Attention:  Chief Financial Officer
                       if to the Trustee:

                       180 East 5th Street
                       St. Paul, Minnesota  55101
                       Attention: Richard Prokosch
                       Facsimile:  (612) 244-0711

                  The Company or the Trustee by notice to the other party hereto may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in any case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

                  SECTION 10.06. When Securities Disregarded. In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

                  SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 10.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

                  SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        REVLON CONSUMER PRODUCTS
                                        CORPORATION

                                        by /s/ Steven Berns
                                          -------------------------------------
                                           Name: Steven Berns
                                           Title:  Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee,

by /s/ Richard Prokosch
  ---------------------------------------
   Name:  Richard Prokosch
   Title: Assistant Vice President

                                                                      EXHIBIT A
                                                                             to
                                                                      INDENTURE

                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A

"QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH A(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, IN EACH CASE, IN A TRANSACTION INVOLVING A MINIMUM PURCHASE PRICE OF $250,000 FOR SUCH NOTES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
(6) PURSUANT TO A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR (7) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO THE APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                [Regulation S Global Security/Additional Legend]

PRIOR TO THE COMMENCEMENT OF THE REGISTERED EXCHANGE OFFER OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, TRANSFERS OF INTERESTS IN THE REGULATION S GLOBAL SECURITY TO U.S. PERSONS SHALL BE LIMITED TO TRANSFERS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A.

           [Regulation S Temporary Global Security/Additional Legend]

THE RIGHTS ATTACHED TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE.

[*/]

No.                                                             $

                                                                CUSIP:

                            9% Senior Note Due 2006

                  Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on November 1, 2006.

                  Interest Payment Dates: November 1 and May 1.

                  Record Dates: October 15 and April 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                        REVLON CONSUMER PRODUCTS
                                              CORPORATION

                                              by
                                                ---------------------------
                                                          [Title]

                                              by
                                                ---------------------------
                                                          [Title]

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION,
         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

by
  ------------------------------------
          Authorized Signatory


---------------
*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                            9% Senior Note Due 2006

1.       Interest

                  Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above; provided, however, that if (a) by December 21, 1998, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) June 4, 1999 at a rate of 9.5% per annum and (b) by June 4, 1999, neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement is declared effective, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement at a rate of 9.5% per annum. The Company will pay interest semiannually on November 1 and May 1 of each year, commencing May 1, 1999; provided, however, that interest accruing on this Security prior to the consummation of the Registered Exchange Offer will be paid to the holder of this Security, the Exchange Note or the Private Exchange Note, as the case may be, on the record date next preceding the interest payment date following the consummation of the Registered Exchange Offer. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 6, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.         Method of Payment

                  The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities at the close of business on the April 15 and October 15 next preceding the interest payment date even if Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal, interest and premium, if any, by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, U.S. Bank Trust National Association, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 6, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate Principal amount (subject to Section
2.07 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities constitute "Designated Senior Debt" of the Company for purposes of the Company's Indenture dated as of February 1, 1998 with U.S. Bank Trust National Association, as trustee. The Securities include the Initial Notes, the Exchange Notes and the Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary stock by the Company and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

                  Except as set forth in this paragraph 5, the Company may not redeem the Securities prior to November 1, 2002. On and after such date, the Securities may be redeemed at the option of the Company in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month periods beginning November 1,

Year                                                              Percentages
----                                                              -----------
2002............................................................      104.5%
2003............................................................      103.0
2004............................................................      101.5
2005 and thereafter.............................................      100.0

                  In addition, the Securities may be redeemed at the option of the Company in connection with the occurrence of a Change of Control at any time as a whole at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

                  Prior to November 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate Principal amount of the Securities with, and to the extent the Company actually receives, the net proceeds of one or more Public Equity Offerings from time to time, at a redemption price of 109.0% of the Principal amount thereof, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $162,500,000 aggregate Principal amount of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of equity securities of the Company or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

9.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act, or to provide for the issuance of the Exchange Notes or the Private Exchange Notes, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

13.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

14.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.       Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to the Company at:

                  625 Madison Avenue
                  New York, New York  10022
                  Attention of Chief Financial Officer

-------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                   Your Signature:
      ----------------                 ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security.)

-------------------------------------------------------------------------------

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

   (1)  [ ]   to the Company; or

   (2)  [ ]   pursuant to an effective registration statement under the

              Securities Act of 1933; or

   (3)  [ ]   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

   (4)  [ ]   outside the United States in an offshore
              transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

   (5)  [ ]   inside the United States to an institutional "accredited investor"
              (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate Principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the restrictions set forth in the legend on the Securities; or

   (6)  [ ]   pursuant to another available exemption from
              registration provided by Rule 144 under the Securities Act of 1933.

   Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
   (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                          -----------------------------------
                                          Signature

Signature Guarantee:
                                          -----------------------------------
                                          Signature must be guaranteed

-------------------------------------------------------------------------------


             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ----------------        -----------------------------------------------
                               NOTICE:  To be executed by an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease in        Amount of increase in       Principal amount of this     Signature of authorized
Exchange    Principal Amount of this     Principal Amount of this    Global Security following    officer of Trustee or
            Global Security              Global Security             such decrease or increase)   Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                       [   ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in Principal amount: $

Date:                     Your Signature:
                                         -------------------------------------
                                         (Sign exactly as your name appears on
                                           the other side of this Security.)

Signature Guarantee:
                    ----------------------------------------
                        (Signature must be guaranteed.)

                                                                      EXHIBIT B
                                                                             to
                                                                      INDENTURE

            [FORM OF FACE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

[*/]


No.                                                            $
                                                               CUSIP:

                        9% Senior Exchange Note Due 2006

                  Revlon Consumer Products Corporation, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on November 1, 2006.

                  Interest Payment Dates: November 1 and May 1.

                  Record Dates: October 15 and April 15.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                          REVLON CONSUMER PRODUCTS
                                                CORPORATION,

                                                by
                                                   -----------------------
                                                           [Title]



                                                by
                                                   -----------------------
                                                           [Title]

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION,
         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

by
   --------------------------------
        Authorized Signatory

---------------

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/ [If the Security is a Private Exchange Note issued in a Private Exchange Offer to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit A and replace the Assignment Form included in this Exhibit B with the Assignment Form included in such Exhibit A.]

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                           OR PRIVATE EXCHANGE NOTE]

                        9% Senior Exchange Note Due 2006

1.       Interest

                  Revlon Consumer Products Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the Principal amount of this Security at the rate per annum shown above (without duplication of the interest that accrued on the Initial Note in exchange for which this Security was issued)[; provided, however, that if (a) by December 21, 1998, neither the Shelf Registration Statement nor the Exchange Offer Registration Statement has been filed with the SEC, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the date on which the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and (ii) June 4, 1999 at a rate of 9.5% per annum and (b) by June 4, 1999, neither (i) the Registered Exchange Offer is consummated nor (ii) the Shelf Registration Statement is declared effective, interest will accrue on the Securities from and including such date until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of the Shelf Registration Statement at a rate of 9.5% per annum.].1/ The Company will pay interest semiannually on May 1 and November 1 of each year, commencing May 1, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Initial Notes, or, if no interest has been paid on the Initial Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, from November 6, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Exchange Notes or Private Exchange Notes to the persons who are registered holders of Securities at the close of business on the April 15 and October 15 next preceding the interest payment date even if Exchange

--------
1/ Insert if at the time of issuance of the Exchange Note or Private Exchange Note (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.

Notes or Private Exchange Notes are cancelled after the record date and on or before the interest payment date. The Company will pay interest referred to in paragraph 1 of the Initial Notes (except defaulted interest) on the Initial Notes in exchange for which the Exchange Notes or Private Exchange Notes were issued to the Persons who, at the close of business on the April 15 or the October 15 next preceding each interest payment date, are registered holders of such Initial Notes, if such record date occurs prior to such exchange, or registered holders of the Exchange Notes or Private Exchange Notes, if such record date occurs on or after the date of such exchange, even if Exchange Notes or Private Exchange Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal, interest and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal, interest and premium, if any, by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, U.S. Bank Trust National Association, as trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of November 6, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate Principal amount (subject to Section
2.07 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities constitute "Designated Senior Debt" of the Company for purposes of the Company's Indenture dated as of February 1, 1998 with U.S. Bank Trust National Association, as trustee. The Securities include the Initial Notes, the Exchange Notes and the Private Exchange Notes, if any, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes, the Exchange Notes and the Private Exchange Notes are treated as a single class of securities under the

Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Subsidiaries of the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary stock by the Company and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.       Optional Redemption

                  Except as set forth in this paragraph 5, the Company may not redeem the Securities prior to November 1, 2002. On and after such date, the Securities may be redeemed at the option of the Company in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning November 1,

Year                                                              Percentages
----                                                              -----------
2002............................................................      104.5%
2003............................................................      103.0
2004............................................................      101.5
2005 and thereafter.............................................      100.000

                  In addition, the Securities may be redeemed at the option of the Company in connection with the occurrence of a Change of Control at any time as a whole, at a redemption price equal to the sum of (i) the then outstanding aggregate Principal amount thereof, plus (ii) accrued and unpaid interest (if any) to the redemption date, plus (iii) the Applicable Premium.

                  Prior to November 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate Principal amount of the Securities with, and to the extent the Company actually receives, the net proceeds of one or more Public Equity Offerings, at any time or from time to time, at a redemption price of 109.0% of the Principal amount thereof, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $162,500,000 aggregate Principal amount of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of equity securities of the Company or Revlon, Inc. pursuant to an effective registration statement under the Securities Act.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

9.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to otherwise comply with the Act or to provide for the issuance of the Exchange Notes or the Private Exchange Notes, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

13.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to repurchase Securities when required; (iii) failure by the Company, as applicable, to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.

14.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Holders' Compliance with Registration Agreement

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.  Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to the Company at:

                  625 Madison Avenue
                  New York, New York  10022
                  Attention of Chief Financial Officer

-------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Security on the
books of the Company.  The agent may substitute another to act for him.

Date:                   Your Signature:
      ----------------                 ----------------------------------------
                                       (Sign exactly as your name appears on
                                          the other side of this Security.)


-------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

                                  [ ]

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF THE INDENTURE, STATE THE AMOUNT IN PRINCIPAL AMOUNT:

$


DATE:                    YOUR SIGNATURE:
      ------------------                 --------------------------------------
                                         (SIGN EXACTLY AS YOUR NAME APPEARS ON
                                            THE OTHER SIDE OF THE SECURITY.)

SIGNATURE GUARANTEE:
                    ---------------------------------------------
                    (SIGNATURE MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY.)

                                                                      EXHIBIT C
                                                                             to
                                                                      INDENTURE

[FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION OF RESTRICTED PERIOD]

                                     On or after December 16, 1998

U.S. Bank Trust National Association
180 East 5th Street
St.  Paul, MN 55101

                  Re: REVLON CONSUMER PRODUCTS CORPORATION (the "Company") 9% Senior Notes due 2006 (the "Initial Notes") and Series B Senior Notes due 2006 (the "Exchange Notes" and, together with the Initial Notes, the "Notes")

Ladies and Gentlemen:

                  This letter relates to Notes represented by a temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 2.01 of the Indenture dated as of November 6, 1998 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of $[ ] principal amount of Initial Notes represented by the Temporary Certificate and
(2) we are a person outside the United States to whom the Initial Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Initial Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [Name of Holder]

                                             By:
                                                -------------------------------
                                                    Authorized Signature

                                                                      EXHIBIT D
                                                                             to
                                                                      INDENTURE

                      [FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS TO

                  NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

                                     [date]

Revlon Consumer Products Corporation
c/o U.S. Bank Trust National Association
180 East 5th Street
St. Paul, MN 55101
Attention:  Corporate Trust Department

Dear Sirs:

                  This certificate is delivered to request a transfer of $ aggregate principal amount of 9% Senior Notes due 2006 (the "Notes") of Revlon Consumer Products Corporation (the "Company").

                  The undersigned represents and warrants to you that:

                  (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  (2) We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) if it is an initial investor in the Notes, (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act,
         (iii) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule l44A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), and (b) if it is a subsequent investor in the Notes, (i) as set forth in (a) above and (ii) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor", in each case, in a transaction involving a minimum purchase price of $250,000 for such Notes, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (b)(ii) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the trustee under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (a)(iv), (a)(v) or (b)(ii) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                  (3) We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  (4) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            By:
                                               -----------------------------
                                                   (Name of Purchaser)

                                            Date:

Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                                   TAXPAYER ID
NAME                            ADDRESS                              NUMBER:
----                            -------                              -------

                                                                      EXHIBIT E
                                                                             to
                                                                      INDENTURE

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS

                           PURSUANT TO REGULATION S]

                                     [date]

U.S. Bank Trust National Association
180 East 5th Street
St. Paul, MN 55101

                  Re: Revlon Consumer Products Corporation (the "Company") 9% Senior Notes due 2006 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]

                                            By:
                                               --------------------------------
                                                    Authorized Signature

                                                                      EXHIBIT F
                                                                             to
                                                                      INDENTURE

                      [FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

U.S. Bank Trust National Association
180 East 5th Street
St. Paul, MN 55101

[date]

                  Re:      Revlon Consumer Products Corporation
                           (the "Company") 9% Senior Notes due 2006 (the
                           "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_______ aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            -----------------------------------
                                                 [Name of Transferor]

                                            By:
                                               --------------------------------
                                                     Authorized Signature

                                                                     SCHEDULE I
                                                                             to
                                                                      INDENTURE

                                                         Permitted Transactions

1. Asset Transfer Agreement by and among Revlon, Inc. (now known as Revlon Holdings Inc.), Charles of the Ritz Group Ltd., National Health Care Group Inc., New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation dated as of June 24, 1992 (and the ancillary agreements thereto).

2. Real Property Asset Transfer Agreement by and among Revlon, Inc., (now known as Revlon Holdings Inc.), New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation dated as of June 24, 1992.

3. Benefit Plans Assumption Agreement dated as of July 1, 1992 by and among Revlon Holdings Inc. (formerly known as Revlon, Inc.) , Revlon, Inc., (formerly known as New Revlon, Inc) and Revlon Consumer Products Corporation.

4. Second Amended and Restated Operating Services Agreement by and among Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1996 (Amended and Restated as of January 1,
         1996) (the "Operating Services Agreement").

5.       Amendment to the Operating Services Agreement dated as of July 1,
         1997.

6. Reimbursement and Expense Allocation Agreement dated May 3, 1996 by and among MacAndrews & Forbes Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation.

7. Reimbursement Agreement by and among MacAndrews & Forbes Holdings Inc., New Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1992.

8. Tax Sharing Agreement by and among Mafco Holdings, Inc., Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation, as amended by the First Amendment dated as of February 28, 1995 and the Second Amendment dated as of January 1, 1997.

9. Purchase and Sale Agreement, as amended, dated as of February 18, 1993 by and between Revlon Consumer Products Corporation and Revlon Holdings Inc. (Transfer of Edison facility).

10. Reassignment and Release Agreement dated as of November 4, 1993 between Revlon Consumer Products Corporation, Revlon Holdings Inc. and SJDH Truman Drive Trust. (Transfer of 1 Truman Drive, Edison, New Jersey).

11. Lease Agreement between Revlon Holdings Inc. and Revlon Consumer Products Corporation dated April 2, 1993 (Edison R&D facility).

12. Occupancy Memorandum dated as of July 1, 1997 by and between MacAndrews & Forbes Group Incorporated and Revlon Consumer Products Corporation (625 Madison Avenue)

13. Occupancy Agreement dated as of January 1, 1995 between Revlon Holdings Inc. and Revlon Consumer Products Corporation (Administration Building, Plant and Company store).

14. Occupancy Memorandum dated as of February 28, 1995 between Revlon International Corporation and MacAndrews & Forbes Group Incorporated (Occupancy of 88 Brook Street).

15. Airplane Usage Memorandum dated November 16, 1994 between GDL Aviation Inc. and Revlon Consumer Products Corporation.

16. Stock and Asset Purchase Agreement dated as of January 1, 1994 by and between Revlon Consumer Products Corporation and Revlon Holdings Inc. (New Essentials)

17. Asset Transfer Agreement dated as of September 1, 1993 by and between Revlon Consumer Products Corporation and Revlon Holdings Inc. (Tarlow Advertising Division).

18. Lipstick Assembly Agreement dated February 1, 1993 between Revlon, Inc. and Tabacalera de Garcia, S.A. as amended by First Amendment to Lipstick Assembly Agreement dated as of January 1, 1994 between Revlon Consumer Products Corporation and Tabacalera de Garcia S.A.

19. Sublicense Agreement dated as of January 1, 1993 between Revlon Holdings Inc., as Sublicensor, and Revlon Consumer Products Corporation, as Sublicensee, (for all duty free shops throughout the world and in all other channels of distribution in countries of the world other than the U.S.)
         (Sublicense of Bill Blass trademark)

20. Sublicense Agreement (Bill Blass) dated as of July 1, 1997 between Revlon Holdings Inc. And Revlon Consumer Products Corporation.

21. Occupancy Memorandum dated as of July 1, 1997 by and between MacAndrews & Forbes Group Incorporated and The Coleman Company, Inc. (625 Madison Avenue).

22. Assumption Agreement dated as of February 18, 1993 by and between Revlon Holdings Inc. And Revlon Consumer Products Corporation (Edison Facility).

23. Assignment and Assumption of Lease dated as of December 23, 1997 between Revlon Consumer Products Corporation and The Cosmetic Center, Inc. (767 Fifth Avenue)

24. Assignment, Assumption and Indemnification Agreement dated as of July 1, 1997 by and between Revlon Holdings Inc. and Revlon Consumer Products Corporation.

25. Transfer Agreement dated as of March 31, 1997 by and between Revlon Consumer Products Corporation and The Coleman Company, Inc. (Coleman, Japan).

26.      Permitted Affiliate Debt.